Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-151063) and (No. 333-159891) of MercadoLibre, Inc. of our report dated February 27, 2015 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of MercadoLibre, Inc., which appears in this Form 10-K for the year ended December 31, 2014.

Buenos Aires, Argentina

February 27, 2015

Deloitte & Co S.A.

/s/ Alberto Lopez Carnabucci

Partner